UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 12, 2012

INNOVARO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15941	59-3603677
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2109 Palm Avenue

Tampa, FL 33605

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (813) 754-4330

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Amendment No. 1

This Current Report on Form 8-K/A Amendment No. 1 is being filed to provide additional information regarding the sale by Innovaro, Inc. (the “Company”) and Innovaro Europe, Ltd. (collectively with the Company, the “Seller”) of the Seller’s Pharmalicensing, Global Licensing, Pharma Transfer and Knowledge Express operating divisions (collectively, the “Divisions”) to IP Technology Exchange, Inc. (the “Purchaser”), effective as of August 31, 2012 (the “Effective Date”), pursuant to an Asset Purchase Agreement dated September 12, 2012 (the “Agreement”).

Item 1.01. Entry into a Material Definitive Agreement.

Ms. Carole Wright, the Company’s Chief Financial Officer and Mr. Sam Reiber, the Company’s General Counsel, each own a 7% equity interest in the Purchaser, although neither party holds a board or management position with the entity.

In connection with the Agreement, the Seller and Purchaser entered into a partnering agreement which provides a commission for client leads provided by Seller to Purchaser, and vice versa.

Item 2.01.	Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 above is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit Number	Description

10.1	Asset Purchase Agreement, dated September 12, 2012, between Innovaro, Inc., Innovaro Europe, Ltd. and IP Technology Exchange, Inc. (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on September 14, 2012).

99.1	Press release, dated September 12, 2012 (Incorporated by reference to Exhibit 99.1 to the Company’s Form 8-K filed on September 14, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2012	INNOVARO, INC.

	By:	/s/ Carole R. Wright
Carole R. Wright
Chief Financial Officer